Effective January 1, 2005

ARTICLE 1DEFINITIONS 1 ARTICLE 2SELECTION, ENROLLMENT, ELIGIBILITY	8
2.1Selection by Committee	8
2.2Enrollment Requirements	8
2.3Eligibility; Commencement of Participation	8
2.4Termination of Participation and/or Deferrals	8
ARTICLE 3DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES	9
3.1Minimum Deferrals	9
3.2Maximum Deferral	9
3.3Election to Defer; Effect of Election Form	10
3.4Withholding of Annual Deferral Amounts	11
3.5Annual Company Contribution Amount	11
3.6Annual Company Matching Amount	12
3.7Investment of Trust Assets	12
3.8Vesting	12
3.9Crediting/Debiting of Account Balances	13
3.10FICA and Other Taxes	15
3.11Distributions	15
ARTICLE 4SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES	16
4.1Short-Term Payout	16
4.2Other Benefits Take Precedence Over Short Term	16
4.3Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	16
ARTICLE 5RETIREMENT BENEFIT	17
5.1Retirement Benefit	17
5.2Payment of Retirement Benefit	17
5.3Death Prior to Completion of Retirement Benefit	17
ARTICLE 6PRE-RETIREMENT SURVIVOR BENEFIT	18
6.1Pre-Retirement Survivor Benefit	18
6.2Payment of Pre-Retirement Survivor Benefit	18
ARTICLE 7TERMINATION BENEFIT	19
7.1Termination Benefit	19
7.2Payment of Termination Benefit	19
ARTICLE 8SPECIAL RULES; CHANGE IN ELECTIONS	20
8.1Special Distribution Rules	20
8.2Change in Time or Form of Distribution	21
ARTICLE 9DISABILITY WAIVER AND BENEFIT	22
9.1Disability Waiver	22
9.2Continued Eligibility; Disability Benefit	22
ARTICLE 10BENEFICIARY DESIGNATION	23
10.1Beneficiary	23
10.2Beneficiary Designation; Change; Spousal Consent	23
10.3Acknowledgment	23
10.4No Beneficiary Designation	23
10.5Doubt as to Beneficiary	23
10.6Discharge of Obligations	23
ARTICLE 11LEAVE OF ABSENCE	24
11.1Paid Leave of Absence	24
11.2Unpaid Leave of Absence	24
ARTICLE 12TERMINATION, AMENDMENT OR MODIFICATION	25
12.1Termination	25
12.2Amendment	25
12.3Effect of Payment	25
ARTICLE 13ADMINISTRATION	26
13.1Committee Duties	26
13.2Administration Upon Change In Control	26
13.3Agents	27
13.4Binding Effect of Decisions	27
13.5Indemnity of Committee	27
13.6Employer Information	27
ARTICLE 14OTHER BENEFITS AND AGREEMENTS	28
14.1Coordination with Other Benefits	28
ARTICLE 15CLAIMS PROCEDURES	29
15.1Presentation of Claim	29
15.2Notification of Decision	29
15.3Review of a Denied Claim	29
15.4Decision on Review	30
15.5Legal Action	30
ARTICLE 16TRUST	31
16.1Establishment of the Trust	31
16.2Interrelationship of the Plan and the Trust	31
16.3Distributions From the Trust	31
ARTICLE 17MISCELLANEOUS	32
17.1Status of Plan	32
17.2Unsecured General Creditor	32
17.3Employer’s Liability	32
17.4Nonassignability	32
17.5Not a Contract of Employment	32
17.6Furnishing Information	33
17.7Terms	33
17.8Captions	33
17.9Governing Law	33
17.10Notice	33
17.11Successors	34
17.12Spouse’s Interest	34
17.13Validity	34
17.14Incompetent	34
17.15Court Order	34
17.16Trust	34
17.17Insurance	34
17.18Legal Fees To Enforce Rights After Change in Control	35
17.19Scrivener’s Error	35
Appendix A Disability Claims Procedures	37

CONEXANT SYSTEMS, INC.

DEFERRED COMPENSATION PLAN II

Effective January 1, 2005

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Conexant Systems, Inc., a Delaware corporation, and its subsidiaries, if any, that are selected for participation in this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in such a manner to so comply with such Code section.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance, and (iii) the Company Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Bonus” shall mean any compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans; provided, however, that the term “Annual Bonus” shall not include “Special Bonuses.”

1.3	“Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4	“Annual Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.5	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus, Special Bonus or Directors Fees that a Participant elects to have deferred, and that is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10-year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.7	“Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, Directors Fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.8	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10	“Board” shall mean the board of directors of the Company.

1.11	“Change in Control” shall mean the first to occur of any of the following events:

(a)	The date that any one person or persons acting as a group acquires ownership of Employer stock constituting more than fifty percent (50%) of the total fair market value or total voting power of the Employer;

(b)	The date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer;

(c)	The date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Employer immediately prior to such acquisition; or

(d)	The date that a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control. All such determinations and interpretations by the Committee shall be conclusive. The determination as to whether an event constitutes a Section Change of Control shall be made in a manner consistent with its definition as provided in Section 409A of the Code and its regulations and other guidance thereunder.

1.12	“Claimant” shall have the meaning set forth in Section 15.1.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14	“Committee” shall mean the committee described in Article 13.

1.15	“Company” shall mean Conexant Systems, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16	“Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.17	“Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.18	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall be paid either at the earliest date at which the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m) or the calendar year in which the Participant has a Termination of Employment, Retires or upon his or her death. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.19	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20	“Director” shall mean any member of the board of directors of any Employer.

1.21	“Directors Fees” shall mean the annual fees paid by any Employer to any non-employee Director, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.22	“Disability” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.

1.23	“Disability Benefit” shall mean the benefit set forth in Article 9.

1.24	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.25	“Employee” shall mean a person who is an employee of any Employer.

1.26	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan.

1.27	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28	“401(k) Plan” shall be that certain Conexant Systems, Inc. Retirement Savings Plan adopted by the Company.

1.29	“Key Employee” shall mean, for purposes of this Plan, and in accordance with Section 409A of the Code, a key employee, as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof, of a corporation any stock in which is publicly traded on an established securities market or otherwise.

1.30	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated in accordance with the provisions of the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.31	“Performance-Based Compensation” shall mean compensation (including amounts deferred under an Election Form) that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Code and regulations and other guidance promulgated thereunder. Performance-Based Compensation shall be designated as such by the Employer and must relate to services performed by the Participant during a designated performance period of at least twelve (12) months, the performance goals must be preestablished by the Employer in writing no later than 90 days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established.

1.32	“Plan” shall mean this Conexant Systems, Inc. Deferred Compensation Plan II, originally adopted effective January 1, 2005, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.33	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant, whereby the Participant agrees to the terms of the Plan. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant and not inconsistent with the terms of the Plan or Section 409A of the Code and the regulations and other guidance thereunder.

1.34	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.35	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.36	“Retirement,” “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability at such time as the sum of the Employee’s age and Years of Service equals at least fifty-five (55); and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the later of (y) the attainment of age fifty-five (55) and completion of at least five (5) Years of Service, or (z) attaining an age later than age seventy (70). If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director. The determination of whether an Employee has had a severance from employment for such purposes shall be made in a manner consistent with Section 409A of the Code and the regulations and other guidance thereunder.

1.37	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.38	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.39	“Special Bonus” shall mean any bonus or award paid by the Company other than the Annual Bonus.

1.40	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.41	“Termination of Employment” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death. The impact of a leave of absence in determining whether there has been a Termination of Employment shall be governed by the provisions of Article 11 of the Plan. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held. The determination of whether an Employee has had a Termination of Employment shall be made in a manner consistent with Section 409A of the Code and the regulations and other guidance thereunder.

1.42	“Trust” shall mean one or more trusts established between the Company and a trustee, as amended from time to time.

1.43	“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary that would result in severe financial hardship to the Participant or Beneficiary resulting from (i) a sudden and unexpected illness or accident of the Participant or Beneficiary, the Participant or Beneficiary’s spouse, or a dependent of the Participant or Beneficiary, (ii) a loss of the Participant or Beneficiary’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, all as determined in the sole discretion of the Committee in a manner consistent with its definition as provided in Section 409A of the Code and its regulations and other guidance thereunder.

1.44	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. A year of employment shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to Directors and a select group of management or highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors eligible to participate in the Plan. An Employee or Director shall become eligible to participate in the Plan once he or she is notified of his or her eligibility to participate in the Plan. The Committee will make determinations and notify Participants regarding their eligibility on an annual basis.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is notified of his or her eligibility to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines are necessary or appropriate.

2.3	Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month immediately following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the subsequent Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a Director or a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and Section 409A of the Code, the Committee shall prevent the Participant from making future deferral elections until such time as the Participant again meets such requirements and is notified of his or her eligibility to again participate in the Plan. Distributions shall be made to such former Participant as would otherwise be permitted in accordance with the distribution provisions, including Participant elections, under this Plan.

ARTICLE 3

Deferral Commitments/Company Matching/Crediting/Taxes

3.1	Minimum Deferrals.

(a)	Base Annual Salary, Annual Bonus, Special Bonus and Director’s Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, Special Bonus and/or Director’s Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary	$2,000

Annual Bonus	$2,000

Special Bonus	$2,000

Directors Fees	$2,000

If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year following the date the Participant first becomes a Participant in the Plan, and the denominator of which is 12.

3.2	Maximum Deferral.

(a)	Base Annual Salary, Annual Bonus, Special Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, Special Bonus and/or Directors Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Annual Salary	100%

Annual Bonus	100%

Special Bonus	100%

Directors Fees	100%

(b)	Notwithstanding the foregoing, with respect to a deferral of Base Annual Salary, an amount of Base Annual Salary must remain undeferred such that other premiums and contributions for benefits elected by the Participant or required by the Employer, as well as withholdings from pay for benefits, repayments to the Employer previously agreed to by the Participant, and taxes, may be made. In determining the amount of Annual Bonus or Special Bonus eligible for deferral under this Plan, an amount of Annual Bonus or Special Bonus must remain undeferred such that any draws, or other repayments to the Employer previously agreed to by the Participant, may be made. The Company reserves the right to adjust a Participant’s deferral election in order to cause the election to meet the requirements of this subsection (b).

(c)	Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary, Annual Bonus, Special Bonus and Directors Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance in accordance with Section 3.3(a) below. Any Annual Bonus or Special Bonus amount deferred shall not exceed the portion that is equal to the total amount of bonus attributable to services performed during such Plan Year multiplied by the ratio of the number of days remaining in the performance period after the Election Form is filed with the Committee over the total number of days in the performance period. Provided, however, that the foregoing limitations shall not apply to deferral elections for Performance-Based Compensation made in accordance with Section 3.3(c) below, where the Participant was not eligible to participate in the Plan on the first day of the Plan Year, but is otherwise eligible to receive Performance-Based Compensation that includes a designated performance period of at least twelve (12) months.

3.3	Election to Defer; Effect of Election Form.

(a)	First Year Participation. In connection with a Participant’s commencement of participation in the Plan, and in accordance with Section 2.2, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee. Once submitted to the Committee, the Election Form is irrevocable by the Participant.

(b)	Subsequent Years Participation. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)	Performance-Based Compensation Elections. Notwithstanding the foregoing, with respect to Performance-Based Compensation, the Election Form must be timely delivered to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the applicable performance period. If no such election is timely delivered for a Plan Year, the Annual Deferral Amount for Performance-Based Compensation shall be zero for that Plan Year.

(d)	Section 409A Transition Rules. Notwithstanding anything to the contrary set forth herein, the following additional exceptions apply to the foregoing deferral election rules. Any deferral election changes made in accordance with the provisions of this Subsection (d) must be made in compliance with Section 409A, Notice 2005-1 and the regulations and other guidance thereunder:

(1)	Upon the participant’s request, for the 2005 Plan Year only, a Participant who elected to participate in the Plan for the 2005 Plan Year by filing an Election Form with the Committee on or before December 31, 2004, may elect, with Committee approval, (i) to terminate the Participant’s participation in the Plan for the 2005 Plan Year, or (ii) to cancel, in whole or in part, the previously made deferral election for the 2005 Plan Year. Such election to terminate participation in the Plan for the 2005 Plan Year or to cancel a previously made election for the 2005 Plan Year shall be made by filing an Election Form with the Committee on or before December 31, 2005. Any previously deferred amounts that are subject to the termination or cancellation elections provided under this paragraph shall be includable in the income of the Participant for the Participant’s 2005 calendar year, or , if later, in the taxable year in which the amounts are earned and vested.

(2)	With respect to amounts deferred for the 2005 and 2006 Plan Years, a Participant may elect, with Committee approval, to make a new payment election with respect to such previously deferred amounts by filing a new Election Form with the Committee. Such new Election Form (i) must be filed by the Participant on or before December 31, 2006, (ii) may not impact payments that the Participant would otherwise receive in 2006, and (iii) may not cause payments to be made in 2006.

3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus, Special Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus, Special Bonus or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5	Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year or such other date as is determined by the Committee. In the sole discretion of the Committee, if a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year may be forfeited.

3.6	Annual Company Matching Amount.

(a)	A Participant’s Annual Company Matching Amount for any Plan Year shall be equal to the match the Participant would have received under the 401(k) Plan during the corresponding plan year of the 401(k) Plan, but for (i) his or her Participation in this Plan and (ii) the limitations imposed under Code Sections 401(a)(17), 401(k)(3), 402(g) and 415, less the match actually credited to the Participant’s 401(k) Plan account. The Annual Company Matching Amount, if any, shall be credited as of the last day of the Plan Year or such other date as is determined by the Committee. If a Participant is not employed by an Employer, or is no longer providing services as a Director, as of the last business day of a Plan Year other than by reason of his or her Retirement or death while employed, in the sole discretion of the Committee, the Annual Company Matching Amount for that Plan Year may be forfeited. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies.

(b)	To the extent required by Section 409A of the Code and the regulations and other guidance thereunder, a Participant’s action or inaction under the 401(k) Plan with respect to elective deferrals or after-tax contributions by the Participant to the 401(k) Plan that affects the amount that is credited under the Plan as an Annual Company Matching Amount must not result in an increase or decrease during a Plan Year in the amounts deferred under the Plan and any other nonqualified deferred compensation arrangements in which the Participant participates in excess of the limit with respect to elective deferrals under Section 402(g) of the Code in effect for the Plan Year in which such action or inaction occurs. Additionally, to the extent required by Section 409A of the Code and the regulations and other guidance thereunder, such portion of the Annual Company Matching Amount must be either forfeited or never credited under the Plan if the Participant does not make elective deferrals or after-tax contributions to the 401(k) Plan.

3.7	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

3.8	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account and Annual Company Matching Account.

(b)	A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedules established by the Committee, in its sole and absolute discretion, for each Annual Company Contribution Amount (and amounts credited or debited thereon) at the time each such Annual Company Contribution Amount is first credited to the Participant’s Account Balance under the Plan.

(c)	Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(d)	Notwithstanding subsection (c), the vesting schedule for a Participant’s Company Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more measurement fund(s) (as described in Section 3.9(c) below) (“Measurement Funds”) to be used to determine the additional amounts to be credited to his or her Account Balance for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first business day that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding any provision of this Plan that may be construed to the contrary, no more than one such election may be made in any calendar quarter by a Participant without the prior written consent of the Committee.

(b)	Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c)	Measurement Funds. The Measurement Funds shall be selected by the Committee. As necessary, the Committee may, in its sole discretion, and from time to time, discontinue, substitute or add a Measurement Fund. The Committee shall provide notice to Participants of any such changes to the Measurement Funds.

(d)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, as of the close of business on such day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant’s Base Annual Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such day, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant’s Annual Company Matching Amount shall be credited to his or her Company Matching Account for purposes of this Section 3.9(d) as of the close of business on the last business day of the Plan Year to which it relates.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA, other employment taxes and other employee contributions on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Company Matching Amounts. When a participant becomes vested in a portion of his or her Company Matching Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Account in order to comply with this Section 3.10.

(c)	Authorization of Withholding. By electing to make a deferral under this Plan, the Participant authorizes any required withholding from, at the Committee’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Employer, if any, which arise in connection with deferrals to and payments from this Plan.

3.11	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. Unless the tax withholding obligations of the Employer are satisfied, the Employer shall have no obligation to make distributions under this Plan.

ARTICLE 4

Short-Term Payout; Unforeseeable Financial Emergencies

4.1	Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, determined at the time that the Short Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2005, the three year Short Term Payout would become payable during a 60 day period commencing January 1, 2009. Any change in elections under this Section 4.1 shall be subject to the provisions of Section 8.2.

4.2	Other Benefits Take Precedence Over Short Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If the petition for a payout is approved, payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation. If a Participant receives a payout because of an Unforeseeable Financial Emergency, the Participant’s prior deferral election will be cancelled for the remainder of the Plan Year, such cancellation to be effective as soon as administratively practicable following the Committee’s approval of the payout. Additionally, to the extent, and for the period, required by the hardship distribution regulations under Section 401(k) of the Code, deferrals under this Plan made by a Participant may be cancelled. If a Participant’s deferral election is cancelled in accordance with this Section 4.3, to recommence participation in the Plan for subsequent Plan Years, the Participant must make a new deferral election in accordance with Section 3.3(b).

ARTICLE 5

Retirement Benefit

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2	Payment of Retirement Benefit. A Participant may elect on his or her annual Election Form to receive the portion of the Retirement Benefit applicable to the Annual Deferral Amount for such Plan Year in a lump sum or pursuant to an Annual Installment Method of 2, 5, 10, 15 or 20 years. The Participant may change his or her election with respect to the payout period of any part of the Retirement Benefit applicable to one or more Annual Deferral Amounts only if the election change complies with the election change requirements specified in Section 8.2 and the election change is accepted by the Committee. If a Participant does not make any election with respect to the payment of any part of the Retirement Benefit applicable to one or more Annual Deferral Amounts, then such benefit shall be payable in a lump sum. Notwithstanding the Participant’s election on the Election Form, if the Participant’s Account Balance at the time of his or her Retirement is less than $25,000, payment of the Retirement Benefit shall be made in a lump sum payment. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date on which the Participant Retires, unless payment shall commence pursuant to an election change that complies with the election change requirements specified in Section 8.2, in which case payments shall commence pursuant to the election change. For installment payments, each subsequent payment that follows the initial installment payment shall be made within the first 60 days of the commencement of each subsequent Plan Year that commences after the initial installment payment is made. Any payment made shall be subject to the Deduction Limitation.

Notwithstanding the foregoing, distributions to a Key Employee upon or following the date the Participant Retires, regardless of whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not commence before the date which is six (6) months following the date Participant retires, or, if earlier, the date of death of the Key Employee. Any amounts otherwise payable during the six (6) month period following the date Participant retires will accrue and be paid out as soon as administratively practicable following the (6) month period. Any installment payments otherwise payable after the six (6) month period following the date Participant retires will continue to be paid out in accordance with the original payment schedule.

5.3	Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1	Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2	Payment of Pre-Retirement Survivor Benefit. A Pre-Retirement Survivor Benefit shall be paid in a lump sum. The lump sum payment shall be made no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7

Termination Benefit

7.1	Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2	Payment of Termination Benefit. A Participant’s Termination Benefit shall be paid in a lump sum. The lump sum payment shall be made no later than 60 days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

Notwithstanding the foregoing, a Termination Benefit payable to a Key Employee shall not be made before the date which is six (6) months following the date of the Termination of Employment, or, if earlier, the date of death of the Key Employee.

ARTICLE 8

Special Rules; Change in Elections

8.1	Special Distribution Rules. Except as otherwise set forth in this Section 8.1, payments under the Plan may not be accelerated. Payments may be accelerated only upon the occurrence of an event specified in this Section 8.1.

(a)	A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Section 414(p) of the Code.

(b)	A payment may be accelerated as may be necessary to comply with a certificate of divestiture as defined in Section 1043(b)(2) of the Code.

(c)	A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. The total payment under this Subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(d)	A payment may be accelerated to the extent required to pay any income tax imposed under Section 409A of the Code (the “Section 409A Amount”) if at any time the Participant’s deferred compensation arrangement fails to meet the requirements of Section 409A of the Code and the regulations and other guidance thereunder. The total payment under this Subsection (e) may not exceed the Section 409A Amount.

(e)	A payment may be accelerated in the Committee’s discretion in connection with any of the following events, in accordance with the requirements of Section 409A of the Code and the regulations and other guidance thereunder:

(1)	a corporate dissolution taxed under Section 331 of the Code,

(2)	with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A);

(3)	the termination of all other plans that would be aggregated with the Plan for purposes of Section 409A of the Code; and

(4)	such other events and conditions as permitted by Section 409A of the Code and the regulations and other guidance thereunder.

8.2	Change in Time or Form of Distribution. A change in a distribution commencement date or a form of distribution under this Plan shall be given effect by the Committee only if the election to change the distribution commencement date or form of distribution (i) does not take effect until at least twelve (12) months after the date on which the Election Form is filed with the Committee, (ii) the first payment with respect to such change in election is made is deferred for a period of not less than five (5) years after the date such payment would otherwise have been made, and (iii) the election change, if it refers to a Short-Term Payout, must be made at least twelve (12) months prior to the date of such Short-Term Payout would otherwise have been made. Installment payments shall be treated as a single payment for purposes of application of this Section 8.2.

8.3	No Discretionary Distributions. Except as expressly provided herein, the Committee shall not exercise discretion with respect to timing or form of distributions from the Plan, but shall make distributions at the time specified in the Plan and in the form elected by the Participant. If the Participant has not elected a form of distribution, then payments shall be made in the default form of distribution specified in the Plan.

8.4	Special Delay in Distribution Rules. Notwithstanding anything to the contrary set forth herein, the Committee retains the right, in its sole discretion, to delay distributions under the Plan to the extent permitted by Section 409A of the Code and its regulations and other guidance thereunder.

ARTICLE 9

Disability Waiver and Benefit

9.1	Disability Waiver.

(a)	Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability, and whose compensation from the Company ceases as a result of the Disability, shall be excused from fulfilling that remaining portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Annual Bonus, Special Bonus and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

(b)	Return to Work. If a Participant returns to employment, or service as a Director, with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with the timing and other election requirements specified in Section 3.3 above.

9.2	Payment of Disability Benefit. A Participant suffering a Disability shall receive an immediate lump sum payment equal to his or her Account Balance. The lump sum payment shall be made no later than 60 days after the date of the Participant’s Disability. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 10

Beneficiary Designation

10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction, to the extent such delay is permitted by Section 409A of the Code and the regulations and other guidance thereunder.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11

Leave of Absence

11.1	Continued Employment Status During Leave of Absence. While a Participant is on military leave, sick leave, or other bona fide leave of absence authorized by the Employer (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Employer is provided either by statute or by contract, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such leave of absence in accordance with Section 3.3.

11.2	Termination of Employment Status Due to Leave of Absence. If a Participant’s period of leave of absence exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant’s employment relationship with the Employer will be deemed to terminate so that the Participant shall have a Termination of Employment on the first date immediately following such six-month period. The Participant’s deferral election shall be cancelled as soon as administratively practicable following such termination and the Participant will receive a distribution in accordance with the provisions of Article 7. If a Participant returns to employment, or service as a Director, with an Employer, after a deemed Termination of Employment due to leave of absence, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with the timing and other election requirements specified in Section 3.3 above.

ARTICLE 12

Termination, Amendment or Modification

12.1	Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employers, Employees and Directors, by action of its board of directors or the Committee, if the board has delegated such authority to the Committee. Upon the termination of the Plan with respect to any Employer, the affected Account Balances shall be paid to the Participants, if no Change in Control has occurred, in accordance with the terms of the Plan, taking into account Participant elections.

If a Change in Control has occurred and the Plan is terminated, the Employer shall, within twelve (12) months following the Change in Control, distribute the Account of each Participant to such Participant in a lump sum, regardless of whether the Participant previously elected an installment form of distribution. Such Plan termination and distribution of Accounts shall be made in accordance with the requirements of Section 409A of the Code and the regulations and other guidance thereunder.

The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of Plan termination.

12.2	Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its board of directors or the Committee, if the board has delegated such authority to the Committee; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, (ii) no amendment or modification shall be effective upon or after a Change in Control without the prior written consent of a majority of the Participants, and (iii) no amendment or modification of this Section 12.2 or Section 13.2 shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. Distributions in the event of Plan amendment shall be made in accordance with the terms of the Plan, including Participant elections.

12.3	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 9 shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 13

Administration

13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint and have delegated the authority to administer the Plan. Members of the Committee may be Participants under this Plan. The Committee also shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan, and (iii) take such other action and make such other determinations in connection with the Plan as the Board has delegated to the Committee the authority to undertake. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Administration Upon Change In Control. For purposes of this Plan, the Company shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company. If, for any reason, the Ex-CEO shall be unwilling or unable to perform the duties and obligations set forth in this Section 13.2, the Company’s next highest ranking officer immediately prior to the Change in Control shall be appointed as the successor Ex-CEO.

13.3	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14

Other Benefits and Agreements

14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15

Claims Procedures

15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. The claims procedures applicable to Disability related claims are set forth on the attached Appendix A. All non-Disability claims are governed by the following claims procedures set forth in this Article 15. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below.

15.3	Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4	Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Committee deems relevant.

15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16

Trust

16.1	Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts and Company Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17

Miscellaneous

17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

This Plan is intended to comply with the requirements of Section 409A of the Code and regulations and other guidance issued thereunder. To the extent one or more provisions of this Plan do not comply with Section 409A of the Code, such provision shall be amended as soon as administratively feasible to so comply.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Senior Vice President of Human Resources
Conexant Systems, Inc.
4000 MacArthur Blvd.
Newport Beach, California 92660

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. Except to the extent that this provision would contravene applicable state community property laws or specific agreements between spouses, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

17.16	Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance with the provisions of this Plan and the Trust, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

17.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.18	Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. Notwithstanding the foregoin, if such action is not undertaken by the Participant in good faith, neither the Company or the Participant’s Employer shall have any obligation to cover the expenses of Participant’s counsel.

17.19	Receipt or Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall to the extent thereof, be in full satisfaction of all claims for benefits under this Plan against the Committee, the Company and the Employer. The Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

17.20	Compliance with Section 409A of the Code. The Committee shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A of the Code and regulations and other guidance thereunder. To the extent one or more provisions of this Plan document do not comply with Section 409A of the Code, such provision shall be automatically and immediately voided and shall be amended as soon as administratively feasible to so comply.

17.21	Scrivener’s Error. Notwithstanding any other provision of the Plan to the contrary, if there is a scrivener’s error in properly transcribing this Plan, it shall not be a violation of the Plan terms to operate the Plan in accordance with its proper provisions, rather than in accordance with the terms of the Plan, pending correction of the Plan through Plan amendment. In addition, any provisions of the Plan improperly added as a result of scrivener’s error shall be considered null and void as of the date such error occurred.

IN WITNESS WHEREOF, the Company has signed this Plan document as of      , 2005.

“Company”

Conexant Systems, Inc.,

a Delaware corporation

By:
Title:

Appendix A

Disability Claims Procedures

The following claim procedures shall apply only for disability benefits payable under the Plan. An Authorized Representative may act on a Participant’s behalf in pursuing a benefit claim or appeal of an Adverse Benefit Determination.

A. Definitions.

1.	“Adverse Benefit Determination” means any of the following:

(a)	a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit; and

(b)	a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit resulting from the application of any utilization review.

2.	“Authorized Representative” means an individual who is authorized to represent a Participant or beneficiary with respect to any claims or appeals filed pursuant to these procedures. Whether an individual is an Authorized Representative will be determined by the Claims Administrator in accordance with reasonable procedures established by the Plan.

3.	“Claimant” means a Participant or beneficiary who has submitted a claim for benefits in accordance with these Claims Procedures.

4.	“Health Care Professional” means a physician or other health care professional who is licensed, accredited, or certified to perform specified health services consistent with applicable state law.

5.	“Relevant Records” means any document, record, or other information that:

(a)	the Claims Administrator relied upon in making a benefit determination for the Claimant’s claim;

(b)	was submitted, considered, or generated in the course of making the benefit determination for a claim, without regard to whether such document, record, or other information was relied upon in making the benefit determination;

(c)	demonstrates compliance with the administrative processes and safeguards required pursuant to Department of Labor Regulations in making the benefit determination for a claim; or

(d)	constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for a Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

6.	Claims Procedure- Disability Claims. In the case of a Disability Claim, the Claims Administrator will notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable time, but not later than forty-five (45) days after the Plan receives the claim. The Plan may extend this period for up to 30 days, provided that the Claims Administrator both (i) determines that such an extension is necessary due to matters beyond the control of the Plan, and (ii) notifies the Claimant, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to make a decision.

If, prior to the end of the first 30 day extension period, the Claims Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30 day extension period, the period for making a determination may be extended for an additional 30 days. Such additional extension is permitted only if (i) the Claims Administrator notifies the Claimant, prior to the end of the first 30 day extension, of the circumstances requiring the second 30 day extension and (ii) the Claims Administrator notifies the Claimant of the date the Plan expects to render the decision.

Any notice of extension will explain the standards on which the Claimant’s entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve these issues. A Claimant will be given at least forty-five (45) days to provide the requested information.

7.	Calculating Time Periods For Claims Procedure. The time within which a benefit determination is required to be made will begin at the time a claim is filed in accordance with these procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that the time within which a benefit determination is required to be made is extended due to the Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination will be suspended from the date on which the Claims Administrator sends the notification of extension to the Claimant until the date on which the Claimant responds to the request for additional information.

8.	Notice of Benefit Determination. The Claims Administrator will provide the Claimant with written or electronic notification of any Adverse Benefit Determination. If the notice of an Adverse Benefit Determination is provided electronically, such notice will comply with the standards imposed by the Department of Labor Regulations.

Any notice of Adverse Benefit Determination will set forth, in a manner calculated to be understood by the Claimant:

(a)	the specific reason or reasons for the Adverse Benefit Determination;

(b)	references to the specific Plan provisions on which the Adverse Benefit Determination is based;

(c)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)	a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review; and

(e)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either (i) the specific rule, guideline, protocol, or other similar criterion, or (ii) a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request.

9.	Review Procedure. If the Claimant receives an Adverse Benefit Determination, the Claimant may appeal the Adverse Benefit Determination within 180 days after the Claimant’s receipt of the notice of Adverse Benefit Determination. The Claimant must make any appeal in writing. The appeal must be addressed to the Review Panel of the Claims Administrator.

During the 180 day period, the Claimant may:

(a)	submit written comments, documents, records, and other information relating to the claim for benefits; and

(b)	request and receive, free of charge, reasonable access to, and copies of, all Relevant Records.

The Review Panel shall consist of one or more individuals who are neither the individuals who made the initial Adverse Benefit Determination, nor the subordinate of any of such individuals. The review of the Claimant’s appeal will not give deference to the initial Adverse Benefit Determination. The review will take into account all comments, documents, records, and other information that the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In deciding the appeal of an Adverse Benefit Determination that is based in whole or in part on a medical judgment, the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional must be an individual who is neither the individual who was consulted in connection with the initial Adverse Benefit Determination, nor the subordinate of such individual.

The Review Panel will provide the Claimant with the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s Adverse Benefit Determination, without regard to whether the advice was relied upon in making the benefit determination.

10.	Timing of Notice of Benefit Determination on Review. In the case of a Disability Claim, the Claims Administrator will notify the Claimant of the Plan’s benefit determination on review within a reasonable period, but not later than forty-five (45) days after the Plan receives the Claimant’s request for review of an Adverse Benefit Determination. The Claims Administrator may extend this period for up to an additional forty-five (45) days if the Claims Administrator determines that special circumstances exist, such as the need to hold a hearing.

If the Claims Administrator determines that an extension is required, the Claims Administrator will provide the Claimant written notice of the extension before the end of the initial forty-five (45) day period. The extension notice will describe the special circumstances requiring the extension and the date by which the Plan expects to make a decision on the Claimant’s appeal.

11.	Calculating Time Periods for Review Procedure. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with subsection (e), without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.

12.	Notice of Benefit Determination on Review. The Claims Administrator will provide the Claimant with written or electronic notification of the Plan’s benefit determination on review. Any electronic notification shall comply with the Department of Labor Regulations.

In the case of an Adverse Benefit Determination, the notification will set forth, in a manner calculated to be understood by the Claimant:

(a)	the specific reason or reasons for the Adverse Benefit Determination;

(b)	reference to the specific Plan provisions on which the benefit determination is based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all Relevant Records;

(d)	a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA;

(e)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and

(f)	the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact the local U.S. Department of Labor Office and your State insurance regulatory agency.”